F--140
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
The Board of Directors
First BanCorp.:
We

consent to

the incorporation

by reference

in Registration Statements

on Form

S-3 (No.

333-209516) and

on Form S-8

(Nos. 333-
212157, 333-181178,

333-155764, 333-106661,

and 333-106656) of

First BanCorp. of

our report dated

March 1, 2022,

relating to the
financial statements and effectiveness of internal

control over financial reporting, appearing in this Annual Report on Form 10-K.
/s/ Crowe, LLP
New York,

New York
March 1, 2022